Exhibit 99.1

Capstone Energy+ Announces Nasdaq Listing as Company Continues Strategic Transformation

Common stock expected to begin trading on the Nasdaq Global Select Market under the ticker symbol "CEPL" on Wednesday, July 8, 2026

LOS ANGELES – BUSINESS WIRE – July 7, 2026 – Capstone Energy+, Inc. (OTCQX: CGEH) (“Capstone” or the “Company”), formerly known as Capstone Green Energy Holdings, Inc., a leading provider of behind-the-meter energy solutions for commercial, industrial, and data center applications, today announced that its common stock will commence trading on The Nasdaq Global Select Market at the opening of the market on Wednesday, July 8, 2026 under the ticker symbol “CEPL.”

Capstone’s common stock previously traded on the OTCQX Best Market under the ticker symbol “CGEH” and will cease trading on OTCQX upon commencement of trading on Nasdaq. Existing shareholders are not required to take any action in connection with the Nasdaq listing or ticker symbol change.

“Returning to trading on the Nasdaq marks a significant milestone for Capstone Energy+ and reflects the financial and operational progress our team has made over the past two years,” said Vince Canino, President and Chief Executive Officer of Capstone Energy+. “During this time, we have strengthened our financial foundation, simplified our capital structure, and returned the Company to profitability. Capstone has evolved into a broader energy solutions company focused on delivering reliable, behind-the-meter power.”

Canino added, “We are proud to reach this milestone, and we view it as the beginning of our next chapter. We remain grounded in our forged mindset of discipline, consistency, urgency and focus as we work to meet the demands of the new energy renaissance. Guided by that mindset, we will continue delivering innovative energy solutions for our customers, capitalizing on the tremendous opportunities ahead, so we may create sustainable long-term value for our shareholders.”

“Reliable, resilient power has become one of the defining infrastructure challenges of our time,” said Robert Powelson, Interim Chairman of the Board. “Capstone Energy+ is well positioned to meet this challenge. Our Nasdaq listing marks an important milestone in the Company's evolution and reflects the Board's confidence in our strategy, leadership team, and long-term growth opportunities. We believe this achievement will enhance Capstone's visibility within the investment community and support our continued execution of our growth strategy."

The Nasdaq listing follows a period of significant progress for Capstone, including the Company’s rebrand to Capstone Energy+, the simplification of its capital structure, and its return to profitability.

About Capstone Energy+

For nearly four decades, Capstone Energy+ has designed, developed, and delivered proven behind-the-meter, on-site energy solutions that help businesses operate with certainty in an increasingly constrained power environment. Our evolution from “Green” to “Plus” reflects who we are today, delivering clean, innovative energy solutions that go beyond electricity.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, including statements concerning the anticipated benefits of Capstone’s listing on The Nasdaq Global Select Market, Capstone’s strategy and growth opportunities (including in data center and distributed energy markets), Capstone’s ability to generate long-term value for shareholders, and Capstone’s anticipated future business and financial performance. Forward-looking statements are based on the current expectations and beliefs of Capstone’s management and are inherently subject to risks, uncertainties and assumptions. Actual results may vary materially from those expressed or implied by forward-looking statements due to a number of factors, including market conditions and the risks described in Capstone’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in those filings. Forward-looking statements are made only as of the date of this press release, and Capstone assumes no obligation to update or revise any forward-looking statements, except as required by applicable law.

Capstone Energy+: On Site. On Demand. Always On.

With more than 10,800 units shipped across 89 countries through our global distributor network, Capstone provides highly reliable, low-maintenance, fuel-flexible power systems engineered for mission-critical operations. Built on our core 30kW, 65kW, and 200kW microturbine platforms, our scalable multi-megawatt solutions are designed for rapid deployment, continuous operation, and simplified maintenance.

Capstone Energy+ serves critical industries including data centers, hospitals, agriculture, and industrial facilities where uptime and energy certainty are essential. Beyond power generation, our solutions support the circular economy by converting waste streams into usable fuel and capturing waste heat to produce valuable thermal energy with a lower carbon footprint.

To support evolving customer needs, Capstone also offers flexible Energy as a Service solutions, including power purchase or energy service agreements (PPAs/ESAs), leasing, rentals, and long-term service agreements designed to reduce upfront costs, accelerate deployment, and provide life-cycle cost predictability.

Capstone’s modular, plug-and-play architecture enables customers to scale quickly, reduce integration risk, and adapt to growing energy demands with resilient, always-available power solutions.

For more information about the Company, please visit www.CapstoneEnergyPlus.com.

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Capstone Energy+, Inc.
ir@CapstoneEnergyPlus.com
T: 818-407-3628

Media and Investor Inquiries:
Gateway Group, Inc.
CEPL@gateway-grp.com
T: 949-574-3860

Source: Capstone Energy+, Inc.